EXHIBIT 5

                        ASSIGNMENT, ACCEPTANCE, AGREEMENT
                     TO BE BOUND AND GENERAL PARTNER CONSENT


         The undersigned trustee of Marital Trust #2 under the will of Jorge L. Mas Canosa hereby transfers, assigns and delivers ______% of all of its right, title and interest as a limited partner in Jorge L. Mas Canosa Holdings I Limited Partnership, a Texas limited partnership (the "Partnership") to _______ Mas. The undersigned intends that the foregoing transferee shall be admitted as a limited partner of the Partnership to the extent of the interest hereby assigned in place of the undersigned on and after the effective date of this assignment, and this assignment shall be effective as of __________, 1998.

         In witness whereof, the undersigned has executed this assignment as of the ____ day of ______, 1998.




                              --------------------------------------------
                              Jorge Mas, trustee of Marital Trust #2 under the will of Jorge L. Mas Canosa



         The transferee of the foregoing assignment hereby accepts such assignment, signifies his status as a limited partner of the Partnership and agrees to be bound by the terms and conditions of the Limited Partnership Agreement of the Partnership, and agrees to the continuation of the business of the Partnership in accordance with the terms of said Agreement. This acceptance and agreement to be bound is effective as of the ____ day of _______, 1998.




                              ---------------------------------------------
                              _____ Mas


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         The following general partner of the Partnership hereby (a) consents to the foregoing assignment and to the admission of such transferee as a limited partner of the Partnership in accordance with the foregoing terms, (b) waives any right to purchase the assigned interest which arises by reason of this transfer of such interest by the foregoing assignor to the foregoing assignee (but this waiver shall not extend to any further transfer of such interest), and
(c) also consents to the pledge of the partnership interest as collateral in accordance with, but only in accordance with, that certain Pledge and Security Agreement dated ______, 1998, between ______ Mas, as Pledgor, and Jorge Mas, trustee of Marital Trust #2 under the will of Jorge L. Mas Canosa, as Pledgee.


                               Jorge L. Mas Canosa Holdings Corporation, as general partner of the Jorge L. Mas Canosa Holdings I Limited Partnership


                           By: ____________________________________
                               __________, its President


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